UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 388-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	CTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture Related to Issuance of Notes

On December 16, 2019, CenturyLink, Inc. (“CenturyLink” or the “Company”) announced that it entered into an indenture (the “Base Indenture”) with Regions Bank, as trustee, as supplemented by the First Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each dated December 16, 2019, in connection with its issuance of $1,250,000,000 aggregate principal amount of its 5.125% Senior Notes due 2026 (the “2026 Notes”). The principal terms of the 2026 Notes are set forth in the Supplemental Indenture.

CenturyLink received net proceeds from the sale of the 2026 Notes of approximately $1.236 billion, after deducting fees and offering expenses. CenturyLink plans to use these net proceeds (i) to fully redeem all $850 million aggregate principal amount of Qwest Corporation’s outstanding 6.875% senior notes due 2033 (the “2033 Notes”) and all $250 million aggregate principal amount of Qwest Corporation’s outstanding 7.125% senior notes due 2043 (the “2043 Notes” and, collectively with the 2033 Notes, the “Qwest Notes”), and (ii) for general corporate purposes, including redemptions, repurchases or repayments of CenturyLink’s indebtedness.

Qwest Corporation is an indirect wholly-owned subsidiary of CenturyLink. This Current Report on Form 8-K does not constitute a notice of redemption with respect to any of the Qwest Notes.

The 2026 Notes will be the senior unsecured obligations of CenturyLink and will rank senior in right of payment to any of its existing and future subordinated debt and rank equally in right of payment with all of its existing and future unsecured and unsubordinated debt. The 2026 Notes will not be guaranteed by any of CenturyLink’s subsidiaries. The 2026 Notes will mature on December 15, 2026. Interest on the 2026 Notes will be payable on February 15 and August 15 of each year, beginning on August 15, 2020, and on the date of maturity.

The 2026 Notes will be subject to redemption at the option of CenturyLink, in whole or in part, at any time or from time to time:

•	prior to December 15, 2022, at 100% of the principal amount of 2026 Notes so redeemed plus (i) the applicable “make-whole” premium set forth in the Indenture and (ii) accrued and unpaid interest thereon (if any) up to, but not including, the redemption date; and

•	on and after December 15, 2022, at redemption prices (expressed as a percentage of principal amount) equal to (i) 102.563%, for redemptions between December 15, 2022 and December 14, 2023, (ii) 101.281%, for redemptions between December 15, 2023 and December 14, 2024, and (iii) 100.00%, for redemptions on or after December 15, 2024; plus in each case accrued and unpaid interest thereon (if any) up to, but not including, the redemption date.

In addition, at any time or from time to time on or prior to December 15, 2022, CenturyLink may, at its option and subject to certain conditions, redeem up to 40% of the original aggregate principal amount of the 2026 Notes at a redemption price equal to 105.125% of the principal amount of the 2026 Notes so redeemed, plus accrued and unpaid interest thereon (if any) to the redemption date, with the net cash proceeds from one or more private placements of, or underwritten public offerings of, common stock of CenturyLink.

Upon the occurrence of certain specified change of control events, the Company will be required, unless it has elected to redeem the 2026 Notes as described above, to make an offer to repurchase the 2026 Notes at a price equal to 101% of their aggregate principal amount, together with any accrued and unpaid interest to, but not including, the date of repurchase.

The Indenture provides for customary events of default, including, among other things, the (i) failure for 30 business days to pay interest on the 2026 Notes when due; (ii) failure to pay principal of (or premium, if any, on) the 2026 Notes when due (whether at maturity, upon redemption, by declaration or otherwise); (iii) failure to observe or perform any other covenant applicable to the 2026 Notes for 60 days after written notice with respect thereto by the trustee or to the Company and the trustee by the holders of at least 30% of the aggregate principal amount of such 2026 Notes then outstanding; or (iv) occurrence of certain specified events relating to the Company’s bankruptcy, insolvency or reorganization. In addition, subject to the terms and conditions set forth in the Indenture, if an event of default with respect to the 2026 Notes occurs and is continuing, the trustee or holders of at least 30% of the aggregate principal amount of the 2026 Notes then outstanding may declare the principal of the 2026 Notes to be due and payable immediately.

The offering of the 2026 Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the 2026 Notes may not be offered or sold in the United States absent registration or an exemption from applicable registration requirements. The 2026 Notes were sold by the initial purchasers to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A promulgated under the Securities Act, and non-U.S. persons outside the United States under Regulation S promulgated under the Securities Act. The 2026 Notes will not have registration rights.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Base Indenture, the Supplemental Indenture and the form of the 2026 Notes, copies of each of which are filed as exhibits to this Current Report, and are incorporated by reference herein.

Other Information

In reviewing the agreements included as exhibits to this Current Report, please note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about CenturyLink or the other parties to the agreements. Certain of the agreements contain representations and warranties by one or more of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Additional information about the above-described transactions is included in the press release filed as Exhibit 99.1 hereto. Additional information about CenturyLink may be found elsewhere in CenturyLink’s public filings, which are available without charge through the website of the U.S. Securities and Exchange Commission at http://www.sec.gov.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On December 16, 2019, CenturyLink issued a press release announcing that (i) CenturyLink had completed its private placement of the 2026 Notes and (ii) Qwest Corporation had issued notices to redeem all of the outstanding Qwest Notes. That press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report identified by words such as “will,” “should,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

4.1	Indenture, dated December 16, 2019, between CenturyLink, Inc. and Regions Bank, as trustee.

4.2	First Supplemental Indenture, dated December 16, 2019, between CenturyLink, Inc. and Regions Bank, as trustee, relating to the 2026 Notes.

4.3	Form of 2026 Notes (included in Exhibit 4.2).

99.1	Press Release dated December 16, 2019, announcing the completion of the private placement of the 2026 Notes and the issuance of redemption notices for Qwest Notes.

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CENTURYLINK, INC.

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

Dated: December 16, 2019